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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE


   CHICAGO RIVET & MACHINE CO. ANNOUNCES SECOND QUARTER RESULTS OF OPERATIONS. Naperville, IL, August 12, 2005. Chicago Rivet & Machine Co. (Amex, symbol: CVR) today announced results for the second quarter and first six months of 2005 as summarized below:



                           CHICAGO RIVET & MACHINE CO.
                  SUMMARY OF CONSOLIDATED RESULTS OF OPERATIONS
                   FOR THE THREE AND SIX MONTHS ENDED JUNE 30
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
                                            SECOND QUARTER                  FIRST SIX MONTHS
                                     -----------------------------    -----------------------------
                                         2005             2004           2005              2004
                                     ------------     ------------    ------------     ------------
Net sales and lease revenue          $ 10,064,392     $ 10,237,556    $ 20,147,254     $ 20,406,520

Income (loss) before income taxes        (229,487)         588,276        (345,252)       1,031,264

Net income (loss)                        (152,487)         386,276        (229,252)         677,264

Net income (loss) per share                  (.16)             .40            (.24)             .70

Average shares outstanding                966,132          966,132         966,132          966,132

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                     (All figures subject to year-end audit)

Contacts:
           Kimberly A. Kirhofer or John C. Osterman
           Chicago Rivet & Machine Co.
           (630) 357-8500